     As filed with the Securities and Exchange Commission on March 14, 2003.
                                                 Registration No. 333-__________
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             HELEN OF TROY LIMITED
             (Exact name of registrant as specified in its charter)


            BERMUDA                                             74-2692550
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                                 CLARENDON HOUSE
                                  CHURCH STREET
                                HAMILTON, BERMUDA
          (Address, including Zip Code, of Principal Executive Offices)

                              HELEN OF TROY LIMITED
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                                VINCENT D. CARSON
                             C/O HELEN OF TROY L.P.
                             ONE HELEN OF TROY PLAZA
                              EL PASO, TEXAS 79912
                     (Name and address of agent for service)

                                 (915) 225-8000
          (Telephone number, including area code, of agent for service)

                                 with a copy to:
                                 Daniel W. Rabun
                                Baker & McKenzie
                          2001 Ross Avenue, Suite 2300
                               Dallas, Texas 75201

                                   ----------

                                        CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE      AMOUNT TO BE      OFFERING PRICE PER      AGGREGATE OFFERING        AMOUNT OF
        REGISTERED               REGISTERED             SHARE                   PRICE            REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value            500,000             $12.09(2)             $6,045,000(2)            $489.04
$.10 per share(1)
-----------------------------------------------------------------------------------------------------------------
Preference Share Purchase
Rights                          500,000 rights            N/A                     N/A                  N/A(3)
=================================================================================================================

 (1) Shares of common stock of Helen of Troy Limited (the "Company"), $.10 par value per share (the "Common Stock"), being registered hereby relate to the Helen of Troy Limited 1995 Non-Employee Director Stock Option Plan (the "Director Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Director Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the common stock on the NASDAQ National Market System on March 12, 2003.

(3) In accordance with Rule 457(g) under the Securities Act of 1933, as amended, no additional registration fee is required in respect of the preference share purchase rights.

                           INCORPORATION BY REFERENCE


         The 500,000 shares of Common Stock being registered hereby shall be issued under the Director Plan, which was amended as of August 27, 2002, to increase the number of shares of Common Stock available for issuance under the Director Plan. Pursuant to Instruction E of Form S-8, the contents of the Company's Registration Statement on Form S-8 as filed with Securities and Exchange Commission on August 30, 1996, Registration No. 333-11181, are incorporated by reference herein.


Item 8. Exhibits.

The following are filed as exhibits to this registration statement:

Exhibit No.       Description

4.1 Memorandum of Association of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 30, 1993 (Reg. No. 33-73594)).

4.2 Bye-Laws of the Company, as amended (incorporated herein by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 30, 1993 (Reg. No. 33-73594)).

4.3 Helen of Troy Limited 1995 Non-Employee Director Stock Option Plan (incorporated herein by reference from Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Reg. No. 333-11181)).

5                 Opinion of Conyers Dill & Pearman.*

10.1 Third Amendment to Helen of Troy Limited 1995 Non-Employee Director Stock Option Plan.*

23.1              Consent of Conyers Dill & Pearman (See Exhibit 5).*

23.2              Consent of KPMG LLP.*

24 Power of Attorney (included on the signature page of the Registration Statement).*

* filed herewith

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas, on this 12th day of March, 2003.


                          HELEN OF TROY LIMITED



                          By: /s/ Gerald J. Rubin
                              --------------------------------------------------
                              Gerald J. Rubin
                              Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes Gerald J. Rubin to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as each of them deems appropriate, and each such person hereby appoints Gerald J. Rubin as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

              NAME                                           TITLE                             DATE
              ----                                           -----                             ----
/s/ Gerald J. Rubin                           Chairman of the Board, Chief                 March 12, 2003
--------------------------------              Executive Officer, President, and
GERALD J. RUBIN                               Director (Principal Executive
                                              Officer)


/s/ Russell G. Gibson                         Senior Vice-President, Finance, and          March 12, 2003
--------------------------------              Chief Financial Officer (Principal
RUSSELL G. GIBSON                             Financial and Accounting Officer)


/s/ Stanlee N. Rubin                          Director                                     March 12, 2003
--------------------------------
STANLEE N. RUBIN


/s/ Christopher L. Carameros                  Director                                     March 12, 2003
--------------------------------
CHRISTOPHER L. CARAMEROS


/s/ Byron H. Rubin                            Director                                     March 13, 2003
--------------------------------
BYRON H. RUBIN


/s/ John B. Butterworth                       Director                                     March 13, 2003
--------------------------------
JOHN B. BUTTERWORTH

                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------
4.1            Memorandum of Association of the Company (incorporated
               herein by reference to Exhibit 3.1 to the Company's
               Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 30, 1993 (Reg. No.
               33-73594)).

4.2 Bye-Laws of the Company, as amended (incorporated herein by reference from Exhibit 3.2 to the Company's Registration
               Statement on Form S-4 filed with the Securities and Exchange
               Commission on December 30, 1993 (Reg. No. 33-73594)).

4.3            Helen of Troy Limited 1995 Non-Employee Director Stock
               Option Plan (incorporated herein by reference from Exhibit
               4.3 to the Company's Registration Statement on Form S-8
               (Reg. No. 333-11181)).

5              Opinion of Conyers Dill & Pearman.*

10.1           Third Amendment to Helen of Troy Limited 1995 Non-Employee
               Director Stock Option Plan.*

23.1           Consent of Conyers Dill & Pearman  (See Exhibit 5).*

23.2           Consent of KPMG LLP.*

24 Power of Attorney (included on the signature page of the Registration Statement).*

* filed herewith